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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employees' Stock Option Plans and Non-Employee Director Share Option Plan of Nur Macroprinters of our report dated March 1, 1999, with respect to the consolidated financial statements of Nur Macroprinters in its Annual Report (Form 20-F) for the year ended
December 31, 1998, filed with the Securities and Exchange Commission.

                                                Yours truly,


Tel-Aviv, Israel                                   /s/ Kost Forer & Gabbay
December 6, 1999                                -----------------------------
                                                   Kost Forer & Gabbay
                                                   A member of Ernst & Young
                                                     International